Exhibit 3

FILED Electronically 11-01-2010:11:35:57 AM Howard W. Conyers Clerk of the Court Transaction # 1817047

2700

MARK WRAY, #4425

LAW OFFICES OF MARK WRAY

608 Lander Street

Reno, Nevada 89509

(775) 348-8877

(775) 348-8351 fax

Attorneys for Defendants

H. PHILIP CASH, GARY MASON,

CLETIUS ROGERS and BIL ZELENY

IN THE SECOND JUDICIAL DISTRICT COURT OF THE STATE OF NEVADA

IN AND FOR THE COUNTY OF WASHOE

DR. BRUCE BUTCHER, an individual

stockholder,

Plaintiff,	Case No.CVl0-02568

vs.	Dept. B6

ADVANCED MINERAL TECHNOLOGIES,

INC., a Nevada corporation; H. PHILIP CASH,

an individual; GARY MASON, an individual;

CLETIUS ROGERS, an individual; BIL ZELENY,

an individual; RUSSELL D. KEELY,

an individual; and STANLEY KNOWLTON,

an individual,

Defendants.
/

ORDER FOR AMENDMENT OF WRIT OF MANDATE

The Court having issued a Writ of Mandate pursuant to NRS 78.345 on September 27, 2010, upon the Petition of Applicant Dr. Bruce Butcher, the writ having directed Respondent Advanced Mineral Technologies to conduct an annual shareholders meeting and setting forth other specific orders directed to Respondent and to Nevada Agency and Transfer Company (“NATCO”), and the Court having held a telephonic hearing on October 15, 2010 at which the Court ordered certain portions of the writ concerning NATCO to be dissolved, and Respondent having filed its motion for relief from certain other provisions in the writ, the Court convened a hearing at 1:30 p.m. on October 21, 2010, in Department 6 of the above-entitled Court, Applicant represented by his counsel, Kirk Lenhard and Jeffrey Rugg of Brownstein Hyatt Farber Schreck, LLP and Respondent represented by Charles Woodman and the members of the Respondent Board of Directors represented by Mark Wray.

The Court having considered the evidence presented and the arguments of counsel, for good cause shown,

IT IS HEREBY ORDERED that the Respondent’s motion is granted to the extent that the writ filed September 27, 2010 is ordered to be amended by withdrawing page 2, lines 19-20 and Page 2, line 25 through page 3, line 3.

/s/ Brent Adams
BRENT ADAMS
District Judge

DATED:	Nov. 1, 2010

FILED Electronically 11-01-2010:11:45:06 AM Howard W. Conyers Clerk of the Court Transaction # 1817083

1120

MARK WRAY, #4425

LAW OFFICES OF MARK WRAY

608 Lander Street

Reno, Nevada 89509

(775) 348-8877

(775) 348-8351 fax

Attorneys for Defendants

H. PHILIP CASH, GARY MASON,

CLETIUS ROGERS and BIL ZELENY

IN THE SECOND JUDICIAL DISTRICT COURT OF THE STATE OF NEVADA

IN AND FOR THE COUNTY OF WASHOE

DR. BRUCE BUTCHER, an individual

stockholder,

Plaintiff,	Case No. CV10-02568

vs.	Dept. B6

ADVANCED MINERAL TECHNOLOGIES,

INC., a Nevada corporation; H. PHILIP CASH,

an individual; GARY MASON, an individual;

CLETIUS ROGERS, an individual; BIL ZELENY,

an individual; RUSSELL D. KEELY,

an individual; and STANLEY KNOWLTON,

an individual,

Defendants.

/

AMENDED WRIT OF MANDATE

Pursuant to this Court’s Order of Nov 1, 2010, the Writ of September 27, 2010, is hereby amended as follows:

IT IS HEREBY ORDERED that the Petition is GRANTED;

IT IS FURTHER ORDERED that the record date for the meeting is 21 business days after September 27, 2010, or October 26, 2010;

IT IS FURTHER ORDERED that AMTO is required to hold a meeting of stockholders for the purpose of electing directors no earlier than 10 days after the record date for the meeting nor later than 60 days after the record date of the meeting;

IT IS FURTHER ORDERED that AMTO is required to mail a notice of meeting, substantially in the form attached hereto as “Exhibit 1”, signed by the President or the Secretary of AMTO, to all stockholders no less than 10 days prior to the date of the meeting of stockholders;

IT IS FURTHER ORDERED that AMTO’s transfer agent, Nevada Agency and Transfer Company (“NATC”), is required to provide to AMTO and Butcher a list of all stockholders in AMTO with the stockholders’ contact information as of the record date.

/s/ Brent Adams
BRENT ADAMS
District Judge

DATED:	11/1/10

INDEX OF EXHIBITS

1.             Notice of Annual Meeting of Shareholders

EXHIBIT 1

Advanced Mineral Technologies Inc.

Route 1, Box 1090

Fairfield, ID 83327

Notice of Annual Meeting of Shareholders

Dear Shareholder:

Notice is hereby given that the annual meeting of the shareholders of Advanced Mineral Technologies, Inc., a Nevada corporation, will be held at                   , located at                   , Reno, Nevada on Monday, 29 November 2010 at 2:00 pm.

The following business will be transacted at the meeting:

1.           Election of Board of Directors.

2.           To transact any other business that may properly be presented at the meeting or any adjournment thereof.

The record date for the meeting has been set as October 26, 2010. A complete list of stockholders will be open for examination by any stockholder of record at the Company’s principal offices in Idaho, as well as at the offices of the Company’s transfer agent, Nevada Agency and Trust, located at 50 West Liberty Street, Suite 880, Reno, Nevada, for a period of ten business days prior to the Annual Meeting. The list will also be available for examination by any stockholder present at the meeting. The meeting may be adjourned or postponed from time to time without notice other than by announcement at the meeting unless a new record date is set for the adjourned meeting, in which case notice of the adjourned meeting must be given to the stockholders of record as of the new record date.

Stockholders may vote in person or by proxy at the meeting. In the event that you are unable to attend this annual meeting, we are requesting that you execute and mail the enclosed form of proxy to the secretary of our company to the address listed on the proxy form, so that your shares may be regularly voted at the meeting.

H. Philip Cash
CEO and President

T: +1 916.207.2663    F: +1 208.264.2663

Route 1, Box 1090, Fairfield, ID 83327, USA